BLUE DOLPHIN ENERGY COMPANY

PRESS RELEASE
FOR IMMEDIATE RELEASE
March 1, 2012

BLUE DOLPHIN ENERGY COMPANY ANNOUNCES
RESIGNATION OF SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

Houston, March 1 / PR Newswire / -- Blue Dolphin Energy Company (the “Company”) announced today that Thomas J. McReynolds, Jr., the Company’s Senior Vice President and Chief Financial Officer, has resigned from his positions with the Company, effective February 29, 2012.  Mr. McReynolds joined the Company in January of 2012 in preparation for the Company’s purchase of Lazarus Energy, LLC from Lazarus Energy Holdings, LLC (“LEH”).

Tommy Byrd, who has served as the Chief Financial Officer of LEH since 2006, will take over as the Company’s Chief Financial Officer and Principal Financial Officer on an interim basis until a permanent replacement can be found.

Blue Dolphin Energy Company (OTCQX: BDCO) is engaged in the refining of petroleum products, as well as the gathering and transportation and the exploration and production of oil and natural gas. For additional company information, visit Blue Dolphin’s corporate website at http://www.blue-dolphin.com.

Contact:
Jonathan P. Carroll
Chief Executive Officer and President
713-568-4725

Certain of the statements included in this press release, which express a belief, expectation or intention, as well as those regarding future financial performance or results, or which are not historical facts, are “forward-looking” statements as that term is defined in the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.  These forward-looking statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, including but not limited to, the Company’s ability to find a permanent Chief Financial Officer.  Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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